Goldcorp + Wheaton The Superior Alternative

Cautionary Statements

Certain statements included in this document constitute "forward looking statements" concerning the business, operations and financial performance and condition of Goldcorp, Wheaton and Glamis. Such forward looking statements, including, but not limited to, those with respect to the prices of gold, copper and silver, the timing and amount of estimated future production, costs of production, capital expenditures, reserves determination, costs and timing of the development of new deposits and permitting time lines, involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Goldcorp, Wheaton or Glamis, respectively, to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Such factors include, among others, the actual results of current exploration activities, actual results of current reclamation activities, conclusions of economic evaluations, changes in project parameters as plans continue to be refined and the future prices of gold, copper and silver. Although Goldcorp has attempted to identify important factors that could cause actual results to differ materially from those contained in forward looking statements, there may be other factors that cause results not anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements.

Many of these factors are beyond the control of Goldcorp and its subsidiaries. Consequently, all of the forward looking statements made in this document are qualified by these cautionary statements and there can be no assurance that the expected results or developments anticipated by Goldcorp will be realized.

Readers are advised that National Instrument 43-101 of the Canadian Securities Administrators requires that each category of mineral reserves and mineral resources be reported separately. Readers should refer to the respective annual information forms of Goldcorp and Wheaton River, each for the year ended December 31, 2003, and material change reports filed by each company since January 1, 2004 available at www.sedar.com, for this detailed information, which is subject to the qualifications and notes set forth therein. United States readers are advised that, while the terms "measured" and "indicated" resources are recognized and required by Canadian regulations, the Securities and Exchange Commission does not recognize them. Readers are cautioned not to assume that all or any part of mineral deposits in these categories will ever be converted into reserves.

This document is neither an offer to purchase securities nor a solicitation of an offer to sell securities. Goldcorp has filed the following documents with Canadian securities regulatory authorities in connection with its offer to purchase all of the outstanding common shares of Wheaton River Minerals Ltd.: (1) a take-over bid circular and (2) a notice of special meeting of Goldcorp shareholders and management information circular. Goldcorp has filed the following documents with the United States Securities and Exchange Commission in connection with its offer to purchase all of the outstanding common shares of Wheaton River Minerals Ltd.: (1) a registration statement and prospectus and (2) a tender offer statement (which includes as an exhibit the notice of special meeting of Goldcorp shareholders and management information circular). Wheaton River has filed a directors' circular with Canadian securities regulatory authorities and a solicitation/recommendation statement with United States Securities and Exchange Commission with respect to Goldcorp's offer. Glamis Gold Ltd. has filed a take over bid circular with Canadian securities regulatory authorities in connection with its offer to purchase all of the outstanding common shares of Goldcorp. Glamis has filed the following documents with the United States Securities and Exchange Commission in connection with its offer to purchase all of the outstanding common shares of Goldcorp: (1) a registration statement and prospectus and (2) tender offer statement. Goldcorp will file a directors' circular with Canadian securities regulatory authorities and a solicitation/recommendation statement with United States Securities and Exchange Commission with respect to Glamis' offer. Wheaton River investors and shareholders are strongly advised to read the Goldcorp registration statement and prospectus, the Goldcorp tender offer statement and the Wheaton River solicitation/recommendation statement, as well as any amendments and supplements thereto, because they contain important information. Goldcorp investors and shareholders are strongly advised to read the Goldcorp notice of special meeting of Goldcorp shareholders and management information circular (which is included as an exhibit to Goldcorp's tender offer statement) and the Goldcorp solicitation/recommendation statement, as well as any amendments and supplements thereto, because they contain important information. Investors and shareholders may obtain a free copies the documents described above at www.sedar.com or from the Securities and Exchange Commission's website at www.sec.gov. Free copies of the following documents can also be obtained by directing a request to Goldcorp at the address referred to below: (1) the Goldcorp take-over bid circular, (2) the related letter of transmittal, (3) the Goldcorp notice of special meeting of Goldcorp shareholders and management information circular, (4) the Goldcorp registration statement and prospectus, (5) the Goldcorp tender offer statement, (6) the Goldcorp directors' circular, (7) the Wheaton River directors' circular and (8) certain other documents.

Presentation assumptions throughout, unless otherwise stated:

- All amounts in US dollars
- 2005 prices: Au $400/oz, Cu $1.25/lb, Ag $6.00/oz; long-term Au $400/oz, Cu $0.95/lb and Ag $6.00/oz
- Silver production treated as gold equivalent
- NAV discount rates of 5% for precious metals and 8% for base metals
- Number of shares outstanding based on fully diluted, in the money shares using treasury method

1

The New Goldcorp
Rob McEwen Chairman & CEO of Goldcorp Chairman of New Goldcorp Ian Telfer Chairman & CEO of Wheaton River CEO of New Goldcorp

One Shareholder’s Perspective
“While I am Goldcorp’s CEO, I am also its 3rd largest shareholder and my goal is to increase the value of our company and my investment” Rob McEwen, Jan 2005

Transaction Rationale
Wheaton River World Class Mines Strong Financial Position Asset Diversification Commodity Mix Issues Strong Management New Goldcorp The Superior Alternative Commodity Mix in Line with Peers Strong, Committed and Entrepreneurial Management with Proven Track Record
Goldcorp Management Succession World Class Mines Geographically Diversified Producer Strong Financial Position Lowest Cost Million Ounce Producer World Class Mine Strong Financial Position Track Record of Creating Value Lack of Asset Diversification

Growth Without Earnings Does NotReward Investors Glamis would issue 175 mm shares (135% dilution) 8,000 7,000 6,000 5,000 4,000 3,000 2,000 1,000 0 Source: Bloomberg, Company Reports and BMO Nesbitt Burns Research Note: Share price change = Closing prices between Jun. 3, 1996 and Jan. 18, 2005
Share Price ($)
GWE $16 14 12 10 8 6 4 2 0
Goldcorp
+205%
0 700 600 500 400 300 200 100 (000’s) Prod. Ozs
Share price 1996-2005 Share Price ($) Jan. 18/05: $423
$80 70 60 50 40 30 20 10 0 Gold Spot -
Placer Dome 5 2005E Production -39% Barrick Jun. 3/96: $391 1996 Production -29% Gold Spot -
-28% Newmont
(000’s) Prod. Ozs
May-03
Jan-03 ?
Dec-04 Sep-02 Jul-04 May-02 Feb-04 Sep-03
Agnico Jan-02 Glamis
Apr-03 Sep-01 Nov-02 May-01 Jun-02 Jan-01 5 0Jan-02
$19 17 15 13 11 9 7 5 $25 20 15 10 /Share $ /Share $
May-03 May-04 Jan-03 Dec-03 Sep-02 Jul-03 May-02 Feb-03
Meridian Jan-02 Goldcorp Sep-02
Apr-02 Sep-01 Nov-01 May-01 Jun-01 Jan-01 8 6 4 2 Jan-01

Intermediate Producers Share Price Performance: Intervening Events $21 18 15 12 9 6 3 $20 18 16 14 12 10 Source: Bloomberg
/Share $ /Share $

Why Wheaton Over Glamis? It’s the right deal for Goldcorp! VALUE RISK MANAGEMENT

76.6x Glamis $5,102 Glamis ($/oz) 54.9x Peer Avg $3,540 Peer Avg
P/E—2005E 21.6x Wheaton EV/2005E Production $2,342 Wheaton
Attractive Valuation 8
1.9x Glamis 27.8x Glamis 1.6x Peer Avg 19.0x Peer Avg
P/5% NAV 1.5x Wheaton P/CFPS—2005E 13.7x Wheaton Company models and BMO Nesbitt Burns Research Note: Peer average based on average multiples of intermediate peer group: Why Wheaton? Source: Agnico-Eagle, Bema, Centerra, IAMGold, Kinross, Meridian, Goldcorp

234 Glamis $882 IAMGold 237 Bema $1,100 Agnico 280 Agnico $1,128 Bema 313 Meridian $1,231 Centerra 431 IAMGold $1,793 Wheaton
Glamis is Overvalued 621 Wheaton $1,812 Meridian
628 Goldcorp $2,128 Glamis 641 Centerra $2,357 Kinross 1,671 Kinross $2,724 Goldcorp Source: Company Reports and BMO Nesbitt Burns Research

Why Wheaton? 2004E Production (000’s oz) Market Cap ($ mm)
$ 15 Glamis
Superior Performance $ 86 Wheaton 2004 9 mo.
$ 18 Glamis 2003 $ 58 Wheaton

Why Wheaton? Net Income ($ mm) Source: Company Reports
$0.05 Glamis-Goldcorp
-74%
Significant Earnings Now $0.19 Goldcorp
$0.32 Goldcorp-Wheaton
+68%
Pro Forma EPS $0.19 Goldcorp
Why Wheaton? 9 Months Ended Sept. 30/04 Source: Glamis takeover bid circular, Goldcorp takeover bid circular Note: See Appendix C for additional information regarding pro forma impact to earnings

Why Wheaton? Superior Value Creation

Accretion/(Dilution) to Goldcorp Shareholders

	Wheaton	Glamis
2005E CFPS	↑ +27%	↓ -4%
2006E CFPS	↑ +12%	↑ 3%
2005E EPS	↑ +47%	↓ -98%
2006E EPS	↑ +11%	↓ -45%
5% NAVPS	↑ +5%	↓ -1%

Source: Company Models and BMO Nesbitt Burns Research
Note: Includes break fee paid for termination of Wheaton transaction. Amortization of purchase price discrepancy on production ounce basis, see Appendix C for more information

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goldcorp

$22 Glamis
Stronger Financial Position $404 Wheaton 13
$420 Goldcorp Note: Wheaton pro forma Silver Wheaton transaction that closed on Oct. 15, 2004. Silver Wheaton securities valued at current market. Goldcorp includes market value of gold bullion and marketable securities

Why Wheaton? Liquid Assets Sept. 30/04 ($ mm) Source: Company Reports
Production -29% 25 Revised Budget & Actual
(000 oz)
2004 El Sauzal 35 Budget $192 Estimate
($/oz)
2004E Cash Costs +10% $175 Budget
-12% 234 Actual
(000 oz)
Glamis Misses Targets 2004 Production 265 Budget

$184 Actual
($/oz) +8%
-8% 230 Actual 2003 Cash Costs $170 Budget
(000 oz)
Why Wheaton? 2003 Production 250 Budget Source: Company Reports
($/oz) ($/oz) $200 190 180 170 160 150 140 130 $350 300 250 200 150 100 50 0 Q3/04 Q3/04 Q2/04 Q2/04 Total Cash Costs
Q1/04 Q1/04
Luismin Peak
Q4/03 Q4/03 Q3/03 Q3/03 Au Equiv Prod
Q2/03 Q2/03
70 60 50 40 30 20 10 0 40 35 30 25 20 15 10 5 0 Au equiv. Prod. (000’s oz) Au equiv. Prod. (000’s oz)
Why Wheaton?Proven Operating Performance Increased Production Lowered Costs Exceeded Budgets Source: Company Reports

Nil! 2003 & 2004 Glamis 663 383 280 2003 & 2004 Wheaton 1,084 552 532 2003 & 2004 Goldcorp
Why Wheaton?Proven Underground Experience Gold Production from Underground Mines (000 oz)
Source: Company Reports

Marlin42%
Cerro Blanco 5% Glamis San Martin4% Marigold15% Projects Projects El Sauzal 34%
Less Development Risk Mines vs Alumbrera45% Mines
Wheaton Peak7% Amapari17% San Martin3%
Why Wheaton? 5% NAV Contribution – San Dimas District 18% Los Filos 10% Company models and BMO Nesbitt Burns Research Source:

Glamis Overvalued Future Dilutive <$25mm Misses Targets None High Risk
Score Card
Wheaton Attractive Now Accretive >$400mm Exceeds Budgets Proven Track Record Low Risk
Why Wheaton Over Glamis? Valuation Earnings Value Creation Cash & Securities Operating Performance Underground Expertise Development Profile

11% Newmont Revenue 19% NewGoldcorp 20% Placer Dome
Base Metal % of 2006E 25% Newcrest
New Goldcorp is a Gold Company Highly valued gold companies produce base metals New Goldcorp will retain premium gold multiples 40% Agnico Source: Company Reports and BMO Nesbitt Burns Research

The New Goldcorp

A Compelling Combination
New Goldcorp – World Class Mines Geographically Diversified Producer Strong Financial Position Lowest Cost Million Ounce Producer Commodity Mix in Line with Peers Strong, Committed and Entrepreneurial Management with Proven Track Record

(37.5%)
Red Lake 550,000 oz Amapari 189,000 oz Alumbrera 208,000 oz Peak 136,000 oz Amapari 10.5 mm ozs Red Lake 22 Los Filos New Goldcorp Saskatchewan Minerals Wharf Mine Bajo de la Alumbrera Total Reserves: Total Resources: 9.5 mm ozs Luismin and Los Filos
Peak Luismin 142,000 oz Los Filos 86,000 oz
Wharf 72,000 oz is 2005E gold (excludes silver) Great Mines Make a Great Mining Company Goldcorp Mines Goldcorp Head Office Wheaton Mines Wheaton Projects Wheaton Head Office Source: Company Reports Note: 2005E Au production shown for all except Amapari which are 2006E. Luismin

1.40
New Goldcorp 1.20
1.00 0.80
Centerra
IAMGold 0.60 2005E Prod. (mm ozs)
Circle size represents relative size of gold reserves Agnico 0.40 Bema Glamis Meridian 0.20
$350 300 250 200 150 100 50 0 -50
Distancing Ourselves from the Pack Cash Cost ($/oz)2005E Source: Company Reports, Company Models and BMO Nesbitt Burns Research

$-23 Agnico
$22 Glamis
Liquid Assets $82 IAMGold
$131 Centerra
Sept. 30/04 24
$206 Kinross $225 Meridian
Liquid Assets (Net Debt) $824 New Goldcorp
Strong Financial Position – ($ mm) Source: Company Reports Note: Wheaton pro forma Silver Wheaton transaction that closed on Oct. 15, 2004. Silver Wheaton securities valued at current market. Goldcorp includes market value of gold bullion and marketable securities

$348 Harmony $317 Gold Fields $246 AngloGold $242 Newmont $240 Placer Dome $226 Kinross $211 Barrick $143 Buena- ventura $104 Newcrest
New Goldcorp is the lowest cost million ounce producer. $55 New Goldcorp
The Lowest Cost Million+ Ounce Producer 2005E Cash Cost (base metals as by-products) ($/oz) Source: Company models and BMO Nesbitt Burns Research. Note: Cash costs for Au equivalent production; by-product credits calculated assuming $1.25/lb Cu, $0.48/lb Zn, $0.24/lb Pb

$348 Harmony $317 Gold Fields $246 AngloGold $242 Newmont $240 Placer Dome $226 Kinross calculated assuming $1.25/lb Cu, $0.48/lb Zn, $0.24/lb Pb $211 Barrick $199 Newcrest $143 Buena- ventura
New Goldcorp remains the lowest cost million ounce producer whether copper is treated as a by-product or co-product to gold $136 New Goldcorp
The Lowest Cost Million+ Ounce Producer 2005E Cash Cost (base metals as co-products) ($/oz) Source: Company models and BMO Nesbitt Burns Research. Note: Cash costs for Au equivalent production; co-product costs based on proportional gold revenue allocated to total cash costs

$13 Meridian $14 Agnico $21 Glamis $25 Kinross
$65 Placer Dome $67 NewGoldcorp
$77 Barrick Average daily volume in 2004, includes all exchanges
Enhanced Liquidity Average Daily Value Traded ($ mm) Source: Bloomberg Note:

$220 Amapari $115
$148 $89 Los Filos/El Limon Silver Wheaton Market Value $72 Peak $34 0% NAV $448 Alumbrera $266 Purchase Price $519 Luismin
Track Record of Accretive Acquisitions ($ mm) $85 Source: Company Reports, BMO Nesbitt Burns Research and Bloomberg

Record High
oz of silver on a gold equivalent basis.
2004 Accomplishments Lowest Ever
Wheaton – Produced 621,100 oz (full year) – Cash costs – Operating cash flow (9 months) $147 million >$125 million in dividends from Alumbrera Note: 621,000 oz refers to gold equivalent that includes 108,200

+213% +47% +31%
Jan-05 Oct-04 Jul-04 Apr-04 Jan-04
Delivering Shareholder Value Oct-03
Relative Share Price Performance Jul-03
Wheaton Glamis S&P / TSX Gold Index Apr-03
0% Jan-03
Wheaton — 300% 250% 200% 150% 100% 50% -50% Source: Bloomberg

A Compelling Combination The Superior Alternative Lowest Cost Million Ounce Producer Commodity Mix in Line with Peers New Goldcorp – World Class Mines Geographically Diversified Producer Strong Financial Position Strong, Committed and Entrepreneurial Management with Proven Track Record

Goldcorp + Wheaton The Superior Alternative

Transaction Summary Asset Summary Annual Mine Depletion
Appendices Appendix A: Appendix B: Appendix C:

Takeover bid Each Wheaton River share will be exchanged for 0.25 of a Goldcorp Share Wheaton River’s options and warrants will be exercisable to purchase Goldcorp shares on the same exchange ratio basis Minimum number of shares tendered is 66 2/3% of common shares outstanding Approval of the issuance of Goldcorp shares as transaction consideration by holders of a majority of Goldcorp shares at the shareholder meeting on February 10, 2005 The Boards of Goldcorp and Wheaton River have voted in favor of the combination Goldcorp has the right to match a superior proposal If the combination does not occur as a result of one party accepting a superior proposal or Goldcorp shareholders not approving the issuance of Goldcorp shares, a termination fee of $35 million will be payable to the other Each party has the right to proceed with a superior proposal February 14, 2005 at 5:00 pm (Vancouver time)
Appendix A: Transaction Summary Transaction Structure Consideration Key Conditions Board Support Termination Provisions Proceeding with a Superior Proposal Bid Expiry Date
ATTRIBUTABLE GOLD (mm oz) (100%) 4.94 1.14 1.32 Red Lake 1.23 0.50 1.41 GRADE (oz/t) Red Lake TONNES (mm) (100%) 3.18 2.26 0.94 Wharf Mine GOLD RESERVES AND RESOURCES CATEGORY Proven & Probable Measured & Indicated Inferred

Appendix B: Goldcorp Red Lake—Canada (100%) In operation since 1948 March, 1995 nine holes with average grade of 9.08 oz/t across 7.5 feet 1996, annualized production rate of 53,000 Au oz at $360/oz 2004, Red Lake produced 552,000 Au oz 2005E production is 550,000 Au oz Company reports and Website
Source:
ATTRIBUTABLE GOLD (mm oz)(37.5%) 2.59 ATTRIBUTABLE COPPER (mm t)(37.5%) 0.72 GRADE (g/t) 0.53 Cu (%) 0.48 GOLD RESERVES AND RESOURCES TONNES (mm)(100%) 150.1 COPPER RESERVES AND RESOURCES TONNES (mm)(100%) 150.1
Bajo de la Alumbrera
CATEGORY Proven & Probable CATEGORY Proven & Probable separate transactions in 2003 50%; per day US$1.2 billion 2004 production: 237,700 oz gold gold and 151 million lbs of copper

Appendix B: Wheaton River Bajo de la Alumbrera Mine—Argentina (37.5%) Acquired 37.5% interest in two Co-ownership: XstrataNorthern Orion 12.5% Open pit 300,000 tonnes 10+ years of proven and probable reserves Historical capex: Commercial production began February 1998 and 146 million lbs of copper 2005E production of 142,000 oz Wheaton River Minerals Website
Source:
ATTRIBUTABLE GOLD (mm oz)(100%) 0.77 0.35 1.74 ATTRIBUTABLE SILVER (mm oz)(100%) 36.0 141.4 GRADE (g/t) 4.88 4.87 3.09 Grade (g/t) 338 295 TONNES (mm t)(100%) 4.9 2.3 17.5 TONNES (mm)(100%) 3.3 14.9 Luismin GOLD RESERVES AND RESOURCES SILVER RESERVES AND RESOURCES
CATEGORY Proven & Probable Measured & Indicated Inferred CATEGORY Proven & Probable Inferred district (largest mine) is a

Located in the San Dimas Acquired in June of 2002 Mines have produced over 838,000 oz of gold and 57 million oz of silver since 1991 San Dimasworld-class epithermal vein system accounting for 70% of production Operations have consistently converted 90% of resources into reserves 2004 production was 132,500 oz of gold and 6.7 mm oz of silver 2005E production of 142,000 oz of gold and 7.9 million of silver Wheaton River Minerals WebsiteNote: Wheaton sold silver production to Silver Wheaton in 2004
Appendix B: Wheaton River Luismin Complex—Mexico (100%) Source:
ATTRIBUTABLE GOLD (mm oz)(100%) 0.49 0.13 0.87 ATTRIBUTABLE COPPER (mm t)(100%) 0.01 0.01 0.04 GRADE (g/t) 6.48 3.73 8.40 Cu (%) 0.53 0.96 1.17
Peak

GOLD RESERVES AND RESOURCES TONNES (mm)(100%) 2.3 1.0 3.2 COPPER RESERVES AND RESOURCES TONNES (mm)(100%) 2.3 1.0 3.2 CATEGORY Proven & Probable Measured & Indicated Inferred CATEGORY Proven & Probable Measured & Indicated Inferred
Wheaton River 38
Appendix B: Peak Mine—Australia (100%) Located 600km west of Sydney Acquired in March 2003 Underground and open pit ore bodies 50 km adjacent exploration 2004 gold production: 142,700 oz 2005E production of 136,000 oz gold Wheaton River Minerals Website
Source:

Appendix B: Wheaton River Amapari—Brazil (100%)

- Located in Brazil's Amapa State
- Acquired in January, 2004
- Open pittable heap leach oxide deposit and underground sulphide deposit
- Construction began in November 2003; production expected to begin in 2005
- Estimated heap leach recoveries in excess of 90%
- Capex of open pit heap leach operation: $70 million (incl. payments of $15 million)
- Second $50 million underground phase to be funded with cash flow
- 2005E production of 89,000 oz of gold
- 2006E annual production: 189,000 oz of gold


Amapari,
Brazil

GOLD RESERVES AND RESOURCES

CATEGORY	TONNES (mm) (100%)	GRADE (g/t)	ATTRIBUTABLE GOLD (mm oz) (100%)
Proven & Probable	14.8	2.93	1.39
Measured & Indicated	6.6	1.43	0.30
Inferred	7.4	4.10	0.98

Source: Wheaton River Minerals Website

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goldcorp

Appendix B: Wheaton River Los Filos—Mexico (100%)

- Located in Mexico's Guerrero State
- Acquired by Wheaton in 2003
- Previous Teck Cominco exploration: 400 drillholes totalling 90,000 metres of drilling
- Estimated heap leach recoveries > 70%
- Early stage exploration indicates potential to expand resources
- Feasibility study to be completed early 2005
- Expected capital costs: $80 million
- LOM average Production of 175,000 ounces of gold to begin Q3 2006


Los Filos,
Mexico

GOLD RESERVES AND RESOURCES

CATEGORY	TONNES (mm) (100%)	GRADE (g/t)	ATTRIBUTABLE GOLD (mm oz) (100%)
Measured & Indicated	61.9	1.09	2.16
Inferred	5.7	0.63	0.12

Source: Wheaton River Minerals Website

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goldcorp

proposal $2,368 736 1,462 209 27 40
(US$ in millions) G-WRM $40 G-WRM $3,370 540 1,984 1,146 75 220 G-GLG $220 G-GLG
($/oz)
Incremental Annual Depletion/Oz $300 250 200 150 100 50 0
41
$209 G-WRM (1)
of Assets $1,146 G-GLG ($ mm)
Appendix C: Comparative Creation of Annual Mine Depletion Due to the comparatively low book values of Goldcorp, Glamis’ creates significant annual depletion charges that depress pro forma EPS for the next 15 years Transaction Consideration Book Value of Equity Goodwill Writeup of Assets Annual Mine Depletion Incremental Annual Depletion/Oz. Writeup $1,400 1,200 1,000 800 600 400 200 0 Source: Goldcorp and Glamis takeover circular1. Annualized 9 month purchase price discrepancy as per circulars